UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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HYPERDYNAMICS CORPROATION
 (Name of Registrant as Specified in Its Charter)

Not Applicable
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HYPERDYNAMICS CORPORATION
One Sugar Creek Center Blvd., Suite 125
Sugar Land, Texas 77478
(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held February 18, 2010

To our stockholders:

The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the “Company”),  will be held at The Westin Galleria Houston, 5060 West Alabama, Houston, Texas 77056 on Thursday, February 18, 2010 at 9:00 a.m. (CST), for the following purposes:

1.	To elect six directors for a term of one year each or until their successors are elected and qualified;

2.	To approve our 2010 Equity Incentive Plan;

3.	To ratify the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2010; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 6, 2010, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, or sign, date and return the enclosed proxy card to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy card, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

      By Order of the Board of Directors

      /s/ Robert A. Solberg
Sugar Land, TX                                                                                 Robert A. Solberg
January 15, 2010                                                                                Chairman of the Board

To assure that your shares of common stock will be voted at the meeting, please indicate you voting instructions: (i) over the Internet at www.proxyvote.com, (ii) by telephone at 1-800-690-6903, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 18, 2010.
The proxy materials are available at: http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards)

PROXY STATEMENT

HYPERDYNAMICS CORPORATION
One Sugar Creek Center Blvd., Suite 125
Sugar Land, Texas 77478
(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS

To be held February 18, 2010

GENERAL INFORMATION

The proxy (the “Proxy”) included on the enclosed proxy card (the “Proxy Card”) is solicited by and on behalf of the Board of Directors of Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we,” and “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) at The Westin Galleria Houston, 5060 West Alabama, Houston, Texas 77056 on Thursday, February 18, 2010 at 9:00 a.m. (CST), and at any adjournment of the Annual Meeting.  This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about January 15, 2010.

There are three proposals being presented for your consideration at the Annual Meeting:

•	Proposal One: The election of six directors for a term of one year each or until their successors are elected and qualified;

•	Proposal Two: The approval of the 2010 Equity Incentive Plan; and

•	Proposal Three: The ratification of the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2010.

As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting.  If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K, as amended, both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.  In accordance with SEC rules, you may access our proxy materials at www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by telephone at 1-800-690-6903, (iii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein.  If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy).  IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER’S SHARES WILL BE VOTED (1) “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, (2) “FOR” APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN, AND (3) “FOR” THE RATIFICATION OF THE APPOINTMENT OF GBH CPAS, PC AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2010.  If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters.  You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of Proxies by telephone or by personal calls or by other means. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

The Board of Directors has set January 6, 2010 as the Record Date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of the Record Date, there were 91,270,269 shares of the Company's Common Stock, par value of $0.001 per share (the “Common Stock”), issued and outstanding.  Each share of Common Stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

The presence, in person or by Proxy, of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and “broker non-votes”, which are discussed more fully below, will be treated as shares present at the Annual Meeting for purposes of determining a quorum.

Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present.  The six persons who receive the greatest number of votes of the holders of Common Stock represented in person or by Proxy at the Annual Meeting will be elected directors of Company.  There is no cumulative voting for our directors or otherwise.  The approval of the 2010 Equity Incentive Plan and the proposal to ratify the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2010, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” these proposals.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the approval of the 2010 Equity Incentive Plan and the ratification of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2010.  Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board or the chairman of the Annual Meeting.

If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders’ common shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, (i) the proposal for the election of directors and (ii) the proposal for the approval of the 2010 Equity Incentive Plan are considered to be non-routine matters. Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” Because some matters to be voted upon at the Annual Meeting are not considered routine matters under Rule 452, there potentially can be “broker non-votes” at the Annual Meeting.  Any “broker non-votes” submitted by brokers or nominees in connection with the Annual Meeting will not be counted for purposes of determining the number of votes cast on a proposal and, therefore, will have no effect on the outcome of the votes for the proposals.

Available Information

Upon written request, we will provide, without charge, a copy of our Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this proxy should be mailed to Jason Davis, Chief Financial Officer, One Sugar Creek Center Blvd., Suite 125, Sugar Land, Texas 77478.  We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC.  You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, these materials we file electronically with the SEC are available at the SEC’s website at www.sec.gov.  The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON FEBRUARY 18, 2010

Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report, as amended, are available at http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors.  Messrs. Andrews and Scaturro are not nominees for re-election to our Board of Directors and the authorized number of directors will be reduced to six concurrently with the Annual Meeting.  At the Annual Meeting, the stockholders will have the opportunity to elect six members of the Board of the Company, each to a one-year term.  The Board has nominated Ray Leonard, Robert A. Solberg, Herman Cohen, Roger D. Friedberger, Hon. Lord David Owen and Fred Zeidman to serve as directors.

Directors of the Company serve a one-year term or until their successors are elected and qualified.  All of the aforementioned nominees currently serve as a director and have indicated their willingness to continue to serve as a director if elected.  However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as management’s nominees for directors of the Company.

Board of Directors

The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement.  The expiration of each of their current terms as our directors expires at the next annual meeting of our stockholders.  There is no family relationship between or among any of the Directors and our Executive Officers.  Board vacancies are filled by a majority vote of the Board.  We have an Audit Committee, a Compensation Committee, a Nomination Committee and a Government Relations Committee.  Concurrent with the Annual Meeting the size of the Board of Directors will be reduced to six.

Name		Position	Age

Ray Leonard		Director, CEO and President	56

Robert A. Solberg	*	Director and Non-Executive Chairman	64

Herman Cohen	*	Director	77

Roger D. Friedberger	*	Director	58

Lord David Owen	*	Director	71

Pasquale Scaturro	*	Director	55

Charles H. Andrews	*	Director	77

Fred Zeidman	*	Director	63
________________________

*           Independent Director

Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009.  Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009.  From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc.  Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia’s second largest oil company, based in Moscow, Russia from February 2001 to December 2004.  Prior to joining YUKOS, Mr. Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001.  Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions.  During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa.  Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

Robert A. Solberg was appointed to the Board of Directors in August 2009 and serves as non-executive Chairman of the Board.  He was the president of Texaco Inc.’s Worldwide Commercial Development division from 1998 until his retirement in 2002.  Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia and Europe.  Mr. Solberg is presently a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company, that is a public company on the Oslo, Norway stock exchange.  Mr. Solberg is also a director and the non-executive chairman of JDR Cable Systems, which supplies custom cable and subsea connection equipment to the offshore oil and gas industry.  Mr. Solberg is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

Charles H. Andrews was appointed to the Board of Directors in December 2007. He is a Geophysicist with over forty-years' experience in the oil and gas exploration and geophysical services industries. He began his career with Shell Oil Company and left after serving ten years while last serving in Shell's Exploration Headquarters to enter the Geophysical Services Industry. From 1980 through 1987 he was CEO of both GeoQuest Data Services Inc., which he founded, and GeoQuest Exploration Inc. a seismic data acquisition company. From 1987 through the present, Mr. Andrews has been the Owner/CEO of Andrews GeoScience Inc. providing 3D seismic acquisition design and enhanced resolution seismic processing. From 1997 through 2002 he was Chief Geophysicist and Director of JDK Inc. a seismic data processing company. From 2002 through the present, Mr. Andrews has been Vice President at Seismic Wavelet Imaging Inc. an enhanced resolution processing company. From 2007 through the present, he has served as Vice President at Precision Wells Inc. an exploration prospect generating company with a unique data processing methodology. Mr Andrews has been a Registered Geophysicist in the State of California. Mr. Andrews earned his B.A. Degree in Mathematics from Texas Christian University and a M.S. Degree in Geophysics from Texas A&M University with Tau Beta Pi National Engineering Society honors.

Herman Cohen was appointed to the Board of Directors in July 2009.  Mr. Cohen has been the owner of Cohen & Woods International since 1998.  At Cohen & Woods International, Mr. Cohen specializes in providing strategic planning services to African governments and companies doing business in Africa.  Mr. Cohen also served as a Senior Advisor to Global Coalition for Africa from 1993-1998 at World Bank.  Previous to his position at World Bank, Mr. Cohen served in the U.S. Foreign Service from 1955-1993.  During his career with the U.S. Foreign Service, Mr. Cohen served as the U.S. Ambassador to Senegal and The Gambia from 1977 to 1980 and from 1989 to 1993 Mr. Cohen served as assistant secretary for African Affairs under President George H.W. Bush.

Roger D. Friedberger was appointed to the Board of Directors in June 2008.  Since December 2009 Mr. Friedberger has been a Director and Chief Financial Officer of GRIDiant Corporation, a smartgrid optimization company for the electric utility industry and since November 2008, he has been the Chief Financial Officer of Encore Power Development, LLC, a wind energy services company. From March 2008 to October 2009 he was the Chief Financial Officer of GrowthForce LLC, an accounting services firm.  From June 2009 he has been serving as a Director of Nutshell Mail a social networking email infrastructure company. From March 2007 to November 2007 he was the Chief Financial Officer of Realm Business Solutions and from October 2005 to December 2006 he was the Chief Financial Officer of SPL WorldGroup which was acquired by Oracle in November 2006.  He served from April 2005 to September 2005 as the interim Chief Financial Officer of Insignia Solutions, which company he helped to take public as Chief Financial Officer on NASDAQ in 1995.  From January 2004 to September 2005 he served as the Chief Financial Officer of MailFrontier. Previously from 1996 to 2004 he was the Chief Financial Officer of ILOG S.A (NASDAQ: ILOG),  He has a Bachelor of Commerce degree (Accounting) from the University of Leeds, England (1972).  Mr. Friedberger qualified as a California CPA in 1977 and as a Chartered Accountant in England and Wales in 1975.

Lord David Owen was appointed to the Board of Directors in September 2009.  Since 2002, Lord Owen has been the non-executive chairman of Europe Steel, Ltd., and since 1996, the non-executive director of US Healthcare, Abbott Laboratories, Inc. (NYSE: ABT).  He was also the chairman of YUKOS International U.K. B.V., part of the former Russian oil company, YUKOS, from 2002 until 2005. Prior to that, he was Executive Chairman of Global Natural Energy Ltd, a metals trading company with interests in gasoline stations in the United Kingdom.  Lord Owen was also a member of the advisory board of Terra Firma Capital Partners from 2004 until 2008.  He is a former member of the British Parliament.  In his last position with the British government, Lord Owen was named Secretary of State for Foreign and Commonwealth Affairs from 1977 to 1979.  During that time he was heavily involved in diplomatic activity in both South and West Africa.  Lord Owen was the opposition Labor Party spokesman on Energy from 1979 until 1981.  He co-founded the British Social Democratic Party in 1981 and served as its leader from 1983 until 1990.

Pasquale Scaturro was appointed to the Board of Directors in July 2009.  He has been the owner of Exploration Specialists Inc. since 1992.  At Exploration Specialists Inc., Mr. Scaturro specializes in all facets of project development, organization and management in international and domestic oil and gas exploration and development.  In addition to his role at Exploration Specialists Inc., Mr. Scaturro also serves as a geophysicist and geologist at Knowledge-Reservoir, LLC.  Mr. Scaturro has also served as the Chief Geophysicist at Tricon Geophysics from 1994 to 2002 and was the President of Z-Byte Data Services, Inc. from 1988 to 1992.

Fred Zeidman was appointed to the Board of Directors in December 2009.  Mr. Zeidman has been Chairman of the Board since April 2009 and a director since August 2008 for SulphCo Inc., a publicly traded crude oil service company.  Since March 2009, Mr. Zeidman has been a Senior Director for Governmental Affairs at Ogilvy Government Relations in Washington D.C.   In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. (“Nova”), a publicly traded biodiesel technology company, and has served as a Nova director since June 2007.  From August 2009 through November 2009, Mr. Zeidman was the Chief Restructuring Officer for Transmeridian Exploration, Inc.  Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp since 2004.  Mr. Zeidman has served as Vice Chairman of Corporate Strategies, Inc. since July 2004 and Vice Chairman of the University of Texas Health Science System since October 2008.  Mr. Zeidman has served as Chairman of the United States Holocaust Memorial Council since March 2002.  Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009.  Mr. Zeidman has served on the board of Prosperity Bank for 26 years.  He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 to February 2007.  Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008.  Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Masters in Business Administration degree from New York University.

Executive Officers

Jason D. Davis, 37, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary in July 2009.  Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE) from March 2004 to August 2005, the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009.  Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009.  Mr. Davis was an accountant with Deloitte & Touche after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

William A. Young, 58, became our Executive Vice President for Commercial Affairs in December 2009.  Prior to becoming employed by the Company, Mr. Young headed the commercial function for all lines of business for BG Group in the United Kingdom from 2007 through September 30, 2009.  From 2003 through 2006, he was general manager for international commercial and business development for Burlington Resources/ConocoPhillips.  He served as relationship manager and director of international finance in the structured finance global network of British Petroleum from 1999 to 2003.  He began his career in 1982 at Amoco, where he held a variety of similar positions in international finance, business development and mergers and acquisitions.  Mr. Young holds a bachelor’s degree in mathematics from Duke University and a master’s of business administration degree from the University of Pennsylvania, Wharton School.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2009

The business affairs of the Company are managed under the direction of the Board of Directors.  The Board of Directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the Board of Directors.  It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings.  The Board of Directors held meetings on 11 occasions during the fiscal year ended June 30, 2009.  The Board of Directors also took action by written consent on 12 occasions during the fiscal year ended June 30, 2009.  No incumbent director missed more than 75% of the meetings of the Board in the past year.

Stockholder Communications

The Board has not adopted formal policies with regard to stockholder communications with individual Board members, nor have we adopted procedures whereby stockholders may make recommendations for nominations for director.

Director Independence

Our common stock is listed on the NYSE Amex, LLC (the “NYSE Amex”), formerly known as the American Stock Exchange.  We use SEC Rule 10A-3 and the NYSE Amex definition of Independent Director in determining whether a Director is independent in the capacity of Director and in the capacity as a member of a board committee.  In determining Director independence, we have not relied on any exemptions from any rule’s definition of independence.  In addition to the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, the NYSE Amex rules provide that "Independent Director" means a person other than an executive officer or employee of the company.

Directors serving on our audit committee must also comply with additional NYSE Amex requirements as follows:

(a)           The Director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

(b)           The Director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

We currently have a total of eight directors, seven of whom are Independent Directors.  Our Independent Directors are: Charles Andrews, Roger Friedberger, Robert A. Solberg, Herman Cohen, Lord David Owen, Pasquale Scaturro and Fred Zeidman.  Concurrent with the Annual Meeting, the size of the Board of Directors will be reduced from eight members to six.

Board Committees

Committee Assignments

On October 12, 2009, the Board approved the reassignment of certain directors to various Board committees.  On December 4, 2009, the Board appointed Fred Zeidman as a member of the Audit Committee and Compensation Committee.  The table below reflects the composition of the committees of the Board as of the date of this Proxy Statement.

Name of Director	Audit Committee	Compensation Committee	Nomination Committee	Government Relations Committee
Robert A. Solberg*	Member	Chairman	Chairman
Roger D. Friedberger	Chairman	Member
Charles H. Andrews**	Member	Member
Pasquale V. Scaturro**				Member
Herman Cohen			Member	Chairman
Hon. Lord David Owen			Member	Member
Fred Zeidman	Member	Member

* Chairman of the Board.
** Messrs. Andrews and Scaturro are not nominees re-election at the Annual Meeting.

The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls.  The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm.  As of June 30, 2009, the members of our Audit Committee consisted of Messrs. Andrews, Stohler and Friedberger.  As of the date of this Proxy Statement, our Audit Committee members are Messrs. Andrews, Solberg, Friedberger and Zeidman.  All committee members are independent.  Mr. Friedberger is the chairman of the Audit Committee and financial expert based on his experience as a chief financial officer at public companies.  The Audit Committee has a written charter, which was included in our proxy statement filed on March 3, 2009.  The audit committee reviews and assesses the adequacy of the Audit Committee charter annually.  During the year ended June 30, 2009, the Audit Committee met seven times.

As of June 30, 2009, the members of our Compensation Committee consisted of Messrs. Andrews and Stohler.  As of the date of this Proxy Statement, our Compensation Committee members are Messrs. Solberg, Friedberger, Andrews and Zeidman.  Mr. Solberg is the chairman of the Compensation Committee.  All committee members are independent.  During the year ended June 30, 2009, the Compensation Committee met six times.  The Compensation Committee has a written charter, which was included in our proxy statement filed on March 3, 2009.

As of June 30, 2009, the members of our Nomination Committee consisted of Messrs. Andrews, Stohler and Friedberger.  As of the date of this Proxy Statement, our Nomination Committee members are Messrs. Solberg, Cohen and Owen.  Mr. Solberg is the chairman of the Nomination Committee.  All committee members are independent.  During the year ended June 30, 2009, the Nomination Committee met three times.  The Nomination Committee does not have a charter.

Our Government Relations Committee was formed in 2009 and its members are Messrs. Scaturro, Cohen, and Owen.  All committee members are independent.  Mr. Cohen is the chairman of the Government Relations Committee.  During the year ended June 30, 2009, the Government Relations Committee did not meet.  The Government Relations Committee does not have a charter.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.  Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009 filed on September 30, 2009.

Members of the Audit Committee:

/s/ Charles H. Andrews
/s/ Robert A. Solberg
/s/ Roger D. Friedberger

Section 16(A) Beneficial Ownership Reporting compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2009, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except for the following late filings:  (a) Mr. Friedberger was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4, (b) Mr. Poling was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4, and (c) Mr. Spear was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4.

Code of Ethics

We have adopted a Code of Ethics that applies to principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which was filed on Form 10-KSB/A on May 16, 2005.  We will provide without charge a copy of our Code of Ethics upon request.  Such request should be directed in writing to: Jason Davis, CFO, Hyperdynamics Corporation, One Sugar Creek Center Blvd., #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421.  Our Web site is www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

Hyperdynamics has a conflict of interest policy governing transactions involving related parties.  In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of independent directors.

Hyperdynamics did not enter into any transactions involving amounts in excess of $120,000, excluding employment relationships, with related parties since July 1, 2008, the beginning of the last fiscal year.

Series B Preferred Stock

On September 29, 2009, subsequent to fiscal year 2009, we entered into an agreement (the “Series B Agreement”) with the holders of all of our Series B preferred stock in which the Series B holders (i) converted all of their shares of Series B preferred stock into approximately 15,822,222 shares of common stock, (ii) agreed to the cancellation of warrants to purchase 1,000,000 shares of common stock, (iii) agreed to donate, pursuant to a specified schedule, 2,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock, to the American Friends of Guinea, a charitable organization that provides support to the people of Guinea, and (iv) agreed to be subject to a nine month lock-up of the 15,822,222 shares of common stock received in connection with the conversion of the Series B preferred stock, and any shares that may be received upon exercise of their warrants.  The common stock received upon conversion represented a reduction of 2,000,000 shares that otherwise would have been issuable under the terms of the agreement pursuant to which the Series B preferred stock was originally issued.

We also agreed with the former Series B holders in the Series B Agreement that, if we complete an equity or debt financing after September 29, 2009 of $10,000,000 or more, we will (i) pay them a previously owed dividend in the aggregate amount of approximately $430,000 and (ii) subject to market conditions, release 1,000,000 share of Common Stock from the lock-up provision described above.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of January 6, 2010, the Record Date for the Annual Meeting, certain information with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our Directors, (3) each of our Executive Officers, and (4) all of our Executive Officers, Directors as a group.  On the Record Date for the Annual Meeting, we had 91,270,269 shares of common stock outstanding.  The address of each person named in the below table is c/o Hyperdynamics Corporation, One Sugar Creek Center Boulevard, Suite 125, Sugar Land, Texas 77478.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class

Kent Watts	12,650,224	(1)(2)	13.8%

TW Trust	8,270,000	(2)	9.1%

Michael Watts	5,825,926	(3)(4)	6.4%

KW Trust	3,519,629	(4)	3.9%

Harry Briers	2,198,336	(5)	2.4%

Ray Leonard	607,500	(6)	*

Robert Solberg	250,000	(7)	*

Charles H. Andrews	152,023	(8)	*

Lord David Owen	142,604	(9)	*

Pasquale Scaturro	50,000	(10)	*

Jason Davis	45,000	(11)	*

Roger D. Friedberger	40,000	(12)	*

Hermann Cohen	62,000	(13)	*

Fred Zeidman	50,000	(14)	*

William Young	200,000	(15)	*
All Directors and Executive Officers as a group (9 persons)	1,289,127		1.4%

* Less than 1%

(1)
This amount includes: 2,780,224 shares of common stock, currently exercisable warrants to purchase 1,240,000 shares of common stock; and 6,525,926 shares deemed beneficially owned through TW Trust’s ownership of Common Stock.  TW Trust owns the shares indirectly through its ownership of TWJ Navigation, Inc.  TWJ Navigation, Inc. owns 6,525,926 shares of common stock, warrants to purchase 1,740,000 shares of common stock, and 4,074 shares of common stock.  The beneficiaries of TW Trust are Kent Watts’ (former CEO, President and Director) children.  Kent Watts (former CEO, President and Director) is the trustee of TW Trust.  This amount also includes currently exercisable options to purchase 360,000 shares of common stock.

(2)
TW Trust beneficially owns 6,525,926 shares of common stock indirectly though its ownership of TWJ Navigation, Inc.  TWJ Navigation, Inc. owns 6,525,926 shares of common stock, warrants to purchase 1,740,000 shares of common stock, and 4,074 shares of common stock.  The beneficiaries of TW Trust are Kent Watts’ (former CEO, President and Director) children.  Kent Watts (former CEO, President and Director) is the trustee of TW Trust.

(3)
Includes currently exercisable warrants to purchase 1,000,000 shares of common stock, 1,306,297 shares of common stock, and securities beneficially owned through KW Trust as disclosed in footnote (4) below.

(4)
KW Trust beneficially owns 3,519,629 shares of common stock indirectly through KW Navigation, Inc.  KW Navigation, Inc. owns 2,933,333 shares of common stock, 6,296 shares of common stock, and warrants to purchase 580,000 shares of common stock.  The beneficiary of KW Trust is Kelly Wheeler.  Michael Watts is the trustee of KW Trust.

(5)	This amount includes: 1,923,336 shares of common stock and currently exercisable options to purchase 275,000 shares of common stock.

(6)	This amount includes: 50,000 shares of common stock and currently exercisable options to purchase 557,500 shares of common stock.

(7)	This amount includes currently exercisable options to purchase 250,000 shares of common stock.

(8)	This amount includes 84,523 shares of common stock and currently exercisable options to purchase 67,500 shares of common stock.

(9)	This amount includes: 92,604 shares of common stock and currently exercisable options to purchase 50,000 shares of common stock.

(10)	This amount includes currently exercisable options to purchase 50,000 shares of common stock.

(11)	This amount includes currently exercisable options to purchase 45,000 shares of common stock.

(12)	This amount includes currently exercisable options to purchase 40,000 shares of common stock.

(13)	This amount includes 2,000 shares of common stock.

(14)	This amount includes currently exercisable options to purchase 50,000 shares of common stock.

(15)	This officer does not hold any shares or common stock or currently exercisable options.

There are no shares of Common Stock or Preferred Stock pledged as security by any named executive officer, director, or director nominee.

Equity Compensation Plan Information

The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2009.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	A	B	C
Equity compensation plans approved by security holders	2,219,707	3.28	4,995,838
Equity compensation plans not approved by security holders	-	-	-
Total	2,219,707	3.28	4,995,838

The Stock and Stock Option Plan of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001, on January 21, 2005, and on February 20, 2008.  The total number of shares issuable under the Stock and Stock Option Plan, as amended, is 14,000,000 and the current expiration date of the Stock and Stock Option Plan is May 7, 2010.  Under the Stock and Stock Option Plan, the Compensation Committee of the Board of Directors, which is comprised of independent directors, may grant common stock, warrants, or options to employees, directors, or consultants.  Under the Stock and Stock Option Plan, options will vest over a five year or other negotiated period and will have a strike price set at the time of grant based on the then current market value of the stock.

Stockholders approved the adoption of the 2008 Restricted Stock Award Plan (the “2008 Plan”) at Hyperdynamics’ Annual Meeting on February 20, 2008.  The total number of shares issuable under the 2008 Plan is 3,000,000.  The Plan expires on February 20, 2018.  Under the 2008 Plan, the Compensation Committee of the Board of Directors, which is comprised of independent directors, may grant common stock, warrants, or options to employees, directors, vendors, or consultants.

The following table provides a reconciliation of the securities available for issuance as of June 30, 2009 under the Plans.  For purposes of the below table, the Stock and Stock Option Plan is referred to as the “1997 Plan.”

	1997 Plan	2008 Plan	All Plans
Shares available for issuance, June 30, 2008	4,213,808	2,926,347	7,140,155
Increase in shares issuable	-	-	-
Shares issued	(1,828,385)	(357,064)	(2,185,449)
Options issued during the year	(870,000)	-	(870,000)
Options forfeited during the year	911,132	-	911,132
Shares available for issuance, June 30, 2009	2,426,555	2,569,283	4,995,838

The purpose of the Plans are to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants, directors, and vendors who contribute materially to our success and profitability.  We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants, and attorneys.  The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  We pay wages, salaries, and consulting rates that we believe are competitive.  We use the Plans to augment our compensation packages.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation discussion and analysis for the fiscal year ended June 30, 2009 discusses the compensation for our Named Executive Officers (“NEO’s”) who are reflected in the Summary Compensation Table below and consist of our Chief Executive Officer, Chief Financial Officer, and our other executive officer.  In this compensation discussion and analysis, the terms “we” and “our” refer to Hyperdynamics Corporation, and not the Compensation Committee.

Compensation Objectives and Elements

What are the objectives of our executive officer compensation program?

The objectives of the Compensation Committee of the Board of Directors in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders’ investment.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

The elements of compensation that the Compensation Committee uses to accomplish these objectives include base salaries, bonus, and long term incentives in the form of stock and stock options.  We also provide perquisites to certain executives and health and insurance to all employees.  The elements of compensation that we offer help us to attract and retain our officers.  The specific purpose of each element is outlined below.

Base Salaries

We provide fixed annual base salaries as consideration for each individual’s performance of his or her job duties.  Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics’ business.

Bonus

Bonus may be awarded as part of annual salary and it is a component of variable compensation.  Bonuses have not been awarded in any year presented.  The employment agreement for Kent Watts (former CEO, President and Director), provided for a bonus formula of 1% of net income per year.  Harry Briers is eligible to receive performance bonuses under the terms of his employment agreement as determined by the Board of Directors and CEO.

Long-term Incentives

We provide long-term incentives in the form of stock and stock options; customarily stock options.  Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with Hyperdynamics’ common stock price over the term of the option.  The stock option awards tie a portion of executive compensation to the stock price and accordingly the financial results of the company.  Hyperdynamics does not use a formula to determine stock and stock option awards to executives.  Stock option awards are not designed to be tied to yearly results.  Hyperdynamics views stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the stockholders.

Our Stock and Stock Option Plan (the “Plan”) authorizes the Compensation Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees.  The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders.  This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics’ common stock, on a systematic basis.

Hyperdynamics also has a Restricted Stock Award Plan, under which it can award stock options, warrants, and restricted stock to employees, consultants, and vendors.  The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders.

We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with SFAS 123R, using the Black-Scholes option pricing model, in the Summary Compensation Table and the Grants of Plan-Based Awards table.  The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards.  Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant.  We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

Perquisites are determined on a case-by-case basis and currently include the following:

In accordance with his negotiated employment agreement, Harry Briers is provided a company car.  Kent Watts (former CEO, President and Director) was provided a company car pursuant to his employment agreement that terminated on July 1, 2009 pursuant to its terms.

Mr. Watts’ employment package during fiscal year 2009 also provided for Hyperdynamics to pay for a country club membership for him.  Hyperdynamics did not pay for this perquisite prior to July 1, 2008.

How do we determine the amount for each element of executive officer compensation?

Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs.  We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the CEO and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers’ ability to work in relationships that foster teamwork among our executive officers; officers’ individual skills and expertise, and labor market conditions.  We do not, at this time, engage a third-party compensation consultant.

During the fiscal years ended June 30, 2007, 2008, and 2009, total executive compensation consists of base salary and option awards.  Generally, the option awards for executive are a quarterly award for a certain number of shares, as negotiated in the executive’s contract, with an exercise price based on the market price on the grant date.  Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

Hyperdynamics’ Compensation Committee, in August 2006, negotiated a new employment agreement with Kent Watts (former CEO, President and Director).  The Compensation Committee researched the compensation packages of CEO’s of companies with a similar market capitalization as a starting point for its deliberations and concluded that a base salary at $250,000 per year was adequate compensation for Mr. Watts (former CEO, President and Director).  The base salaries of other named executives are recommended by the CEO.  They are determined based on a qualitative assessment of the individual’s level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics’ business.  Each individual’s salary as a proportion of CEO pay reflects this assessment.

Options to purchase a predetermined number of shares of common stock at fair market value vest on a quarterly basis.  The number of options per quarter for the CEO was determined by the Compensation Committee.  The number of options per quarter for the CEO’s subordinate officers are recommended by the CEO and are based upon a qualitative assessment of the individual’s level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics’ business.  Also, certain executives have unvested stock option awards whose vesting is contingent upon the satisfaction of performance conditions.

The following table reflects each named officer’s base salary and option package as of June 30, 2009:

	Base salary	% of CEO amount	Options per quarter	% of CEO amount
Kent P. Watts (former CEO, President and Director)	$250,000	100%	40,000	100%
Harry James Briers, EVP*	190,000	76%	25,000	63%
Sarah Berel-Harrop (former CFO)	175,000	70%	20,000	50%

* Effective December 7, 2009, Mr. Briers was appoint as a non-executive Director of Commercial Affairs.

As more fully described below in “Agreements with Executives and Officers,” subsequent to the year ended June 30, 2009, the Compensation Committee approved employment agreements with (i) Ray Leonard, our CEO and President, (ii) Jason Davis, our CFO, and (iii) William Young, our Executive Vice President for Commerical Affairs.

As described in the Current Report on Form 8-K with the SEC on October 16, 2009, on October 12, 2009, subsequent to the fiscal year ended June 30, 2009, the Board of Directors approved an amendment to Mr. Davis’ employment agreement, our current CFO, that modified the quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors decided to grant Mr. Davis an option to purchase 161,000 shares of common stock.  The grant was made pursuant to the Plan.  Mr. Davis’ option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest one-third on the anniversary date during each of the three years following the grant date.

As described in the Current Report on Form 8-K with the SEC on December 1, 2009, effective December 7, 2009, the Company entered into an employement agreement with William Young, our Executive Vice President for Commercial Affairs.  In connection with the hiring of Mr. Young, the Company granted to Mr. Young options to purchase 200,000 shares of our common stock.  One-third of the options will vest on each of the first, second and third anniversaries of the date of grant.  Mr. Young also received options to purchase 200,000 shares of our common stock of which one-third of the options will vest beginning if and when the Company’s stock price attains a closing market price of $3 per share or more for five consecutive trading days.  The foregoing options were granted pursuant to our Employee Stock and Stock Option Plan and will expire December 7, 2014.  The exercise price for the foregoing options was the closing price of our common stock on December 4, 2009, which was the trading day immediately preceding the effective date of Mr. Young’s employment agreement.

Also described in the Current Report on Form 8-K the SEC on December 11, 2009, effective December 11, 2009, the Board of Directors approved an amendment to Mr. Leonard’s employment agreement, our current CEO and President, that modified the performance-based option grants.  The first performance benchmark of the performance option-grant award was reduced from $10 million to $8 million and the Company issued 210,000 stock options on December 9, 2009.  The award vests 1/36 per month over a three-year period from the date of grant, has a term of five years and an exercise price of $0.49 which was the closing price of our common stock on the date the original employment agreement was entered into.

Administration of Executive Compensation

The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the CEO’s performance and sets his compensation.  The Compensation Committee also reviews the CEO’s recommendations for and sets the salaries of other key officers.

CEO involvement in compensation decisions

The CEO makes recommendations to the Compensation Committee concerning the employment packages of all subordinate officers.  Neither the CEO nor any other company officer or employee attends periodic executive sessions of the Compensation Committee.

How compensation or amounts realizable from prior compensation are considered

The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year’s job performance and because stock awards are consistent from year to year.

Tax considerations

The company’s compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.  This includes compliance with Section 162(m) of the Internal Revenue Code, which limits the company’s tax deduction for an executive’s compensation to $1 million unless certain conditions are met.  For fiscal year ended June 30, 2009 the full amount of all compensation provided to all executives was tax deductible to the company.

Timing, grant date, and exercise price for stock option awards

Our policy is to award stock options quarterly on the same day of the quarter, either the last day of the quarter or the first day of the quarter, for each awardee.  The number of shares per quarter is awarded is determined at the time the employment agreement with the executive is negotiated.  Stock option exercise prices are the closing price on the date of grant.  We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEO’s compensation

Each NEO’s compensation is detailed in the Compensation Tables.  Each NEO’s contract is described under the caption Agreements with Executives and Officers.  Factors to consider when reviewing the tables follow:

The Compensation Committee considered and approved a contract for Mr. Kent Watts (former CEO, President and Director) in August 2006.  Mr. Watt’s base salary had not changed since 1999 and was adjusted to reflect current conditions; accordingly, his salary increased by approximately $150,000 per year.  Additionally, beginning in the year ended June 30, 2007, Mr. Watts received a company car and options to purchase 40,000 shares of common stock each quarter.  This contract terminated on July 1, 2009 pursuant to its terms.

The Compensation Committee considered and approved a new contract for Mr. Harry Briers in October 2006.  In the years ended June 30, 2007, June 30, 2008 and June 30, 2009, Mr. Briers was provided with a company car, the cost of which is included in the Summary Compensation Table.

Employment Agreements with Current CEO and CFO

As more fully described below in “Agreements with Executives and Officers,” subsequent to the fiscal year ended June 30, 2009, the Compensation Committee approved employment agreements with (i) Ray Leonard, our CEO and President, (ii) Jason Davis, our CFO, and (iii) William Young, our Executive Vice President for Commercial Affairs.

COMPENSATION TABLES

The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal year ended June 30, 2009 for the Chief Executive Officer, Chief Financial Officer, and our other executive officer.  Columns for which there was no compensation have been omitted.

SUMMARY COMPENSATION TABLE

Fiscal Year end June 30, 2009
Name &Principal Position	Year	Salary	Stock Awards	Option Awards	All Other Compensation	Total
(a)	(b)	($) (c)	($) (e) (3)	($) (f) (3)	($) (i) (4)	($) (j)

Kent Watts (former Chairman, President, CEO) (1)	2009	250,000	-	44,482	-	294,482
	2008	250,000	-	140,158	17,148	407,306
Harry Briers, Executive Vice President(5)	2009	190,000	-	27,801	-	217,801
	2008	190,000	-	87,600	13,458	291,058
Sarah Berel-Harrop (former CFO)(2)	2009	50,000	85,890	22,240	-	158,130
	2008	83,474	-	72,300	-	155,774

(1)	Kent Watts resigned as our CEO and President on July 22, 2009, subsequent to the end of fiscal year 2009.
(2)	Sarah Berel-Harrop resigned as CFO of the Company effective as of June 30, 2009.
(3)
Columns (e) and (f): Effective July 1, 2005, the company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment   (FAS No. 123R), which requires the company to recognize compensation expense for stock options and other stock-related awards granted to employees and directors based on the estimated fair value of the equity awards at the time of grant.  The assumptions used to determine the valuation of the awards are discussed in note 11 to the Consolidated Financial Statements.  The amounts shown in these columns are the dollar amounts recognized by the company for financial statement reporting purposes with respect to fiscal years 2006, 2007, and 2008 for each named executive in accordance with FAS 123R.  Such amounts do not correspond to the actual value that will be recognized by the named executives.

(4)	Column (i): Payments made on a company leased vehicle for the executive.
(5)	Effective December 7, 2009, Mr. Briers was appointed as a non-executive Director of Commercial Affairs.

As more fully described below in “Agreements with Executives and Officers,” subsequent to the fiscal year ended June 300 2009, the Compensation Committee approved employment agreements with (i) Ray Leonard, our CEO and President, (ii) Jason Davis, our CFO, and (iii) William Young, our Executive Vice President for Commercial Affairs.

Bonuses and Stock Awards

The following tables show cash and stock awards made to the named executives in fiscal year 2009, their outstanding equity awards at the end of fiscal year 2009, and the gains attributable to stock options they exercised during fiscal year 2009.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2009
					Under Non-Equity Incentive Plan Awards

						All Other Option Awards:

Name	Action Date (4)	Grant Date	Threshold	Target	Maximum	Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value Awards of Stock & Options (4)
(a)	(b)	(b)	($) (c)	($) (d)	($) (e)	(#)(f)	($/Share) (g)	($) (h)
Kent P. Watts (1)	08/10/06	07/01/08				40,000	$2.00	$24,565
Kent P. Watts (1)	08/10/06	10/01/08				40,000	2.00	11,759
Kent P. Watts (1)	08/10/06	1/02/09				40,000	2.00	1,995
Kent P. Watts (1)	08/10/06	04/01/09				40,000	0.31	6,163

Harry Briers (3)	10/07/06	07/01/08				25,000	2.00	15,353
Harry Briers (3)	10/07/06	10/01/08				25,000	2.00	7,349
Harry Briers (3)	10/07/06	01/02/09				25,000	2.00	1,247
Harry Briers (3)	10/07/06	04/01/09				25,000	0.31	3,852

Sarah Berel-Harrop (2)	07/09/07	07/01/08				20,000	2.00	12,283
Sarah Berel-Harrop (2)	07/09/07	10/01/08				20,000	2.00	5,879
Sarah Berel-Harrop (2)	07/09/07	01/02/09				20,000	2.00	997
Sarah Berel-Harrop (2)	07/09/07	04/01/09				20,000	0.31	3,081

(1)	Former CEO, President and Director.
(2)	Former CFO.
(3)	Effective December 7, 2009, Mr. Briers was appoint as a non-executive Director of Commercial Affairs.
(4)
Column (b): For option awards, the Action Date is the day the Compensation Committee approved the executives’ employment agreement.  The contracts specify that the options will be granted on the first business day of each quarter.  Columns (f) thru (h): Each named executive received stock options in accordance with his employment agreements’ provisions.  The exercise price was the greater of $2.00 per share or the closing bid price on the date of grant, for Mr. Briers and Mr. Watts.  The exercise price was the closing bid price on the date of grant for all other recipients.

As described in the Current Report on Form 8-K with the SEC on October 16, 2009, on October 12, 2009, the Board of Directors approved an amendment to the employment agreement with Jason Davis, our CFO, that modified the quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 161,000 shares of common stock.  The grant was made pursuant to the Plan.  Mr. Davis’ option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest one-third on anniversary date during each of the three years following the grant date.

As described in the Current Report on Form 8-K with the SEC on December 1, 2009, effective December 7, 2009, the Company entered into an employement agreement with William Young, our Executive Vice President for Commercial Affairs.  In connection with the hiring of Mr. Young, the Company granted to Mr. Young options to purchase 200,000 shares of our common stock.  One-third of the options will vest on each of the first, second and third anniversaries of the date of grant.  Mr. Young also received options to purchase 200,000 shares of our common stock of which one-third of the options will vest beginning if and when the Company’s stock price attains a closing market price of $3 per share or more for five consecutive trading days.  The foregoing options were granted pursuant to our Employee Stock and Stock Option Plan and will expire December 7, 2014.  The exercise price for the foregoing options was the closing price of our common stock on December 4, 2009, which was the trading day immediately preceding the effective date of Mr. Young’s employment agreement.

Also described in the Current Report on Form 8-K the SEC on December 11, 2009, effective December 11, 2009, the Board of Directors approved an amendment to the employment agreement with Ray Leonard, our CEO and President, that modified the performance-based option grants.  The first performance benchmark of the performance option-grant award reduced from $10 million to $8 million, in order for the Company to issue 210,000 stock options as of December 9, 2009.  The award vests 1/36 per month over a three-year period from the date of grant, has a term of five years and an exercise price of $0.49 which was the closing price of our common stock on the date the original employment agreement was entered into.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
(a)	(#)(b) (4)	(#)(c)	($/Share) (d)	(e)	(#)(f)	($) (g)

Kent P Watts (1)	40,000		$2.20	08/14/09
Kent P Watts (1)	40,000		2.74	10/02/09
Kent P Watts (1)	40,000		2.23	01/03/10
Kent P Watts (1)	40,000		2.00	04/03/10
Kent P Watts (1)	40,000		3.01	07/02/10
Kent P Watts (1)	40,000		2.84	10/01/10
Kent P Watts (1)	30,000		2.00	1/02/11
Kent P Watts (1)	40,000		2.00	4/01/11
Kent P Watts (1)	40,000		2.00	07/01/11
Kent P Watts (1)	40,000		2.00	10/01/12
Kent P Watts (1)	40,000		2.00	01/02/12
Kent P Watts (1)	40,000		0.31	04/01/12

Harry Briers (3)	25,000		2.88	10/09/09
Harry Briers (3)	25,000		2.23	01/03/10
Harry Briers (3)	25,000		2.00	04/03/10
Harry Briers (3)	25,000		3.01	07/02/10
Harry Briers (3)	25,000		2.84	10/01/10
Harry Briers (3)	25,000		2.00	1/02/11
Harry Briers (3)	25,000		2.00	4/01/11
Harry Briers (3)	25,000		2.00	7/01/11
Harry Briers (3)	25,000		2.00	10/01/11
Harry Briers (3)	25,000		2.00	1/02/12
Harry Briers (3)	25,000		0.31	04/01/12

Sarah Berel-Harrop (2)	22,000		2.15	07/07/09
Sarah Berel-Harrop (2)	50,000		2.80	07/09/10
Sarah Berel-Harrop (2)	20,000		2.00	07/01/11
Sarah Berel-Harrop (2)	20,000		2.00	10/1/11
Sarah Berel-Harrop (2)	20,000		2.00	01/02/12
Sarah Berel-Harrop (2)	20,000		0.31	04/01/12

(1)	Former CEO, President and Director.
(2)	Former CFO.
(3)	Effective December 7, 2009, Mr. Briers was appoint as a non-executive Director of Commercial Affairs.
(4)	Column (b): options were granted three years prior to the expiration date and vested immediately.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2009

Name	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(#)	($)	(#)	($)

Kent P Watts (former Director)	-	$-
Harry Briers	-	-

No options were exercised during fiscal year 2009.

Agreements with Executives and Officers

The employment agreement with Kent Watts (former Director) terminated on July 1, 2009 pursuant to its terms.  On August 10, 2006, our Compensation Committee approved a Chief Executive Employment Agreement for Kent Watts (former Director).  The contract has an initial term of three years.  The contract provides for a base salary of $250,000 annually with a performance based incentive salary based on 1% of adjusted net income.  Mr. Watts (former Director) also will receive 40,000 options to purchase Hyperdynamics common stock each quarter during the term of the agreement.  Option exercise prices are the higher of the closing market price on the grant date or $2.00 per share, the options vest immediately upon grant, and they have a term of three years.  Mr. Watts (former Director) has a severance agreement.  Under the terms of the severance agreement, Mr. Watts (former Director) will receive his base salary and health insurance costs for two years from the date of termination by Hyperdynamics for a reason other than cause, death, or disability.  Additionally, in the event there is a “Good Reason”, such as a change of control or a requirement to relocate, Mr. Watts (former Director) may terminate the contract and receive severance benefits for two years from the date of termination.

On October 7, 2006, our Compensation Committee approved an Executive Vice President Employment Agreement for Harry Briers.  The contract has an initial term of two years and has been automatically renewed for subsequent years pursuant to its terms. The contract provides for a base salary of $190,000 annually.  Mr. Briers also will receive 25,000 options to purchase Hyperdynamics common stock each quarter during the term of the agreement.  Option exercise prices are the higher of the closing market price on the grant date or $2.00 per share, the options vest immediately upon grant, and they have a term of three years.  Mr. Briers has a severance agreement.  Under the terms of the severance agreement, Mr. Briers will receive his base salary costs for one year from the date of termination by Hyperdynamics for a reason other than cause, death, or disability.  Additionally, in the event there is a “Good Reason”, such as a change of control or a requirement to relocate, Mr. Briers may terminate the contract and receive severance benefits for one year from the date of termination as more fully described in “Severance and Change of Control Agreements” below.

In connection with the appointment of William Young as our Executive Vice President for Commercial Affairs, effective December 7, 2009, Harry Briers will report to Mr. Young in Mr. Briers’ role as a non-executive Director of Commercial Affairs.

Agreements with Executives and Officers Entered Into Subsequent to Fiscal Year 2009

Jason Davis, CFO

Jason Davis, our Chief Financial Officer, entered into an employment agreement with us effective as of July 1, 2009.  This agreement has a two-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Davis will serve as our Chief Financial Officer and Principal Accounting Officer.  Under the terms of the agreement, Mr. Davis will receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee.  Mr. Davis’ salary will be paid $92,500 per year in cash plus $92,500 payable in common stock under a 10b5-1 plan.  The Company may at any time option to pay all base salary in cash.  Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.  Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  In connection with his hiring, we granted Mr. Davis an option to purchase 45,000 shares of our common stock at an exercise price of $0.42 which immediately vested and expire three years after issuance.  Under his employment agreement, Mr. Davis was eligible to received quarterly option grant to purchase 23,000 shares of our common stock.  On October 12, 2009, subsequent to the fiscal year ended June 30, 2009, the Board of Directors approved an amendment to Mr. Davis’ employment agreement that modified the foregoing quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 160,000 shares of common stock.  The grant was made pursuant to the Plan.  The option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest one-third on anniversary date during each of the three years following the grant date.  Finally, Mr. Davis will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Ray Leonard, President and CEO

We entered into an employment agreement with Ray Leonard, our CEO, President and Director effective as of July 22, 2009 and as subsequently amended December 11, 2009.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer.  Under the terms of the agreement, the base salary on the effective date of the employment agreement was $180,000 and will be increased to $330,000 effective January 1, 2010.  The base salary is subject to annual adjustments beginning in July 2010, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

In connection with his hiring in July 2009, we granted Mr. Leonard an option to purchase 500,000 shares of our common stock at an exercise price of $0.49 which immediately vested.  Mr. Leonard was also granted options to purchase 300,000 shares of our common stock at an exercise price of $0.49 that vests on a monthly basis over five years.  Both of these options will expire five years after issuance.  In addition to the foregoing equity award grants discussed above, under his employment agreement, we will annually award Mr. Leonard additional grants based on achieving longer term performance metrics that will be developed by Mr. Leonard and reviewed and approved by the Board and/or the Compensation Committee as further discussed below.

Pursuant to the December 2009 amendment to Mr. Leonard’s employment and stock option agreements, a stock option award will be made for the following three cumulative equity capital money raising transactions beginning July 22, 2009:

When $8 million cumulative is raised, the award is 210,000 stock options.

When $20 million cumulative is raised, the award is 390,000 stock options.

When $30 million cumulative is raised, the award is 600,000 stock options.

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five year life, and the exercise price shall be $0.49.  Pursuant to the above schedule, on December 9, 2009, the company granted options to Mr. Leonard to purchase 210,000 share of common stock.

Additionally, stock option incentive grants will be made based on achieving the following share price thresholds:

$2.00/share	90,000 stock options
$3.00/share	210,000 stock options
$5.00/share	600,000 stock options
$9.00/share	1,200,000 stock options

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five year life, and the exercise price shall be $0.49.  For awards related to the $2.00 and $3.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days.  For awards related to the $5.00 and $9.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days.

Beginning with the effective date of the employee agreement, and on an annual basis, Mr. Leonard will participate in any incentive compensation plan (“ICP”) applicable to Mr. Leonard’s position, as may be adopted by the Company from time to time and in accordance with the terms of such plan(s).  Mr. Leonard’s target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee.  Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee.  Metrics are as follows:

(i)           100% when industry presentation package is completed; 1,000 square kilometers of 3D is acquired; and a net cash to the Company an aggregate of $15,000,000 in new cash equity capital is raised beginning from the date first written above.

(ii)           200% when all items above are achieved plus either a net cash to the Company an aggregate of $25,000,000 of new cash equity capital is raised, or,  or a joint venture agreement related to the Company’s 2006 Production Sharing Agreement with the Republic of Guinea is executed.

Finally, Mr. Leonard will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

William Young, Executive Vice President for Commerical Affairs

On November 24, 2009, we entered into an employment agreement with William Young, our Executive Vice President for Commercial Affairs, effective December 7, 2009.  Mr. Young is responsible for negotiating and managing all of the Company’s commercial transactions, including partnerships, mergers and acquisitions and commercial contracts.  He also oversees investor relations for the Company.

In connection with the hiring of Mr. Young, the Company granted Mr. Young options to purchase 200,000 shares of our common stock.  One-third of the options will vest on each of the first, second and third anniversaries of the date of grant.  Mr. Young also received options to purchase 200,000 shares of our common stock of which one-third of the options will vest beginning if and when the Company’s stock price attains a closing market price of $3 per share or more for five consecutive trading days.  The foregoing options were granted pursuant to our Employee Stock and Stock Option Plan and will expire December 7, 2014.  The exercise price for the foregoing options will be the closing price of our common stock on December 4, 2009, which is the trading day immediately preceding the effective date of Mr. Young’s employment agreement.

Mr. Young’s employment agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  Under the terms of the agreement, Mr. Young will receive an annual base salary of $200,000.  Mr. Young is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.

Severance and Change of Control Agreements

Hyperdynamics has a severance agreement with Harry Briers.  Under the agreement, Mr. Briers will receive a severance package if he resigns for “good reason” or if Hyperdynamics terminates him for a reason other than Cause, Disability, or Death.  “Good Reason” is defined as a breach of the severance agreement, including an assignment of duties inconsistent with Mr. Briers’ position in the company or a material adverse alteration in the nature or status of his responsibilities, relocation outside of the Houston metropolitan area, or a change in control of Hyperdynamics.

Under the severance package, Mr. Briers would receive his base salary, $190,000 per year, for one year after the effective date of the event triggering the severance package.  The salary will be paid with the same timing that employees of Hyperdynamics are paid, currently bi-weekly.  Hyperdynamics may opt to pay the severance payment in one lump sum.

Director Compensation

The following table describes compensation arrangements in effect for independent directors during the year ended June 30, 2009.

Type of service	Quarterly fee(1)	Quarterly options(2)
Board of Directors service	$8,000	N/A
Audit Committee service	$5,000	7,500
Compensation Committee service	$2,500	5,000
Nomination Committee service	$2,500	2,500

(1)	Fees are ordinarily payable with Hyperdynamics common stock.
(2)
Options to purchase common stock vest on the first day of the quarter for each quarter at a price per share determined based on the market price of our common stock on that date.  The option term is two years.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards	All Other Compensation		Total
	($)	($)		($)	($)		($)
Kent Watts (former CEO, President Director) (1)	-	-		-		-	-
Harry Briers (former Director) (1)	-	-		-		-	-
Gene Stohler (former Director)	5,000	67,000 (2)		18,989 (2)		-	90,989
Charles H. Andrews	28,000	35,209 (3)		11,713 (3)		-	74,922
Roger Friedberger	20,000	32,877 (4)	(5)	9,495 (4)		-	62,372
Harold A. Poling (former Director)	2,500	41,583 (5)		14,553 (5)		-	58,636

(1)
We do not provide additional compensation to employees that also serve as directors for their service on the Board of Directors.  All compensation paid to Messrs. Watts and Briers is reflected above in the Summary Compensation Table.  As of June 30, 2009, Mr. Watts held 2,780,224 shares of common stock and options to purchase 1,240,000 shares of common stock, and Mr. Briers held 1,923,336 shares of common stock and options to purchase 275,000 shares of common stock.

(2)
During the year ended June 30, 2009, Mr. Stohler received 131,832 shares of common stock and five year options to purchase 60,000 shares of common stock.  The options vested immediately and have exercise prices of between $0.31 and $1.68 based on the market value of the stock on the date of grant.  As of June 30, 2009, Mr. Stohler held 221,437 shares of common stock and options to purchase 165,000 shares of common stock.

(3)
During the year ended June 30, 2009, Mr. Andrews received 65,508 shares of common stock and five year options to purchase 45,000 shares of common stock during the year ended June 30, 2009.  The options vested immediately and have exercise prices of between $0.31 and $1.68 based on the market value of the stock on the date of grant.  As of June 30, 2009, Mr. Andrews held 84,523 shares of common stock and options to purchase 67,500 shares of common stock.

(4)
During the year ended June 30, 2009, Mr. Friedberger received 61,691 shares of common stock and five year options to purchase 30,000 shares of common stock during the year ended June 30, 2009.  The options vested immediately and have exercise prices of between $0.31 and $1.68 based on the market value of the stock on the date of grant.  As of June 30, 2009, Mr. Friedberger held options to purchase 40,000 shares of common stock.

(5)
During the year ended June 30, 2009, Mr. Poling received 60,793 shares of common stock and   five year options to purchase 30,000 shares of common stock during the year ended June 30, 2009.  The options vested immediately and have exercise prices of between $1.13 and $1.68 based on the market value of the stock on the date of grant.  As of June 30, 2009, Mr. Poling held 464,980 shares of common stock and options to purchase 120,000 shares of common stock.

In connection with the commencement of Ray Leonard’s employment with us as our Chief Executive Officer and President in July 2009, as more fully described above in “Agreements with Executives and Officers,” on July 22, 2009, our Board of Directors appointed Mr. Leonard to serve as a member of our Board of Directors.  Mr. Leonard does not receive compensation for service on our Board of Directors in addition to his compensation as Chief Executive Officer and President.

On October 12, 2009, the Board of Directors modified the structure by which we compensate our independent directors for service as members of our Board.  Each of our independent directors will be compensated for his service on our Board of Directors under the structure below unless such director has made a separate arrangement with the Company as is the case of Robert Solberg, Lord David Owen and Fred Zeidman, who joined our Board of Directors subsequent to fiscal year 2009, as previously disclosed by the company in the Current Reports on Form 8-K filed with the SEC on September 2, 2009, October 2, 2009 and December 11, 2009, respectively.  The new compensation arrangements (except for Messrs. Solberg, Owen, Zeidman), which became effective October 1, 2009, consist of the following:

•
Cash compensation consisting of quarterly payments, as applicable, of: (i) $8,500 for services as a director, (ii) $5,000 for service as the chairman of a Board committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, and (iv) $1,500 for service as a member of the Compensation Committee or Nomination Committee.  The cash compensation may be paid in cash or stock at the election of the Company.

•
An annual grant, pursuant to a stock incentive plan, of options to purchase shares of our common stock.  The options are to be granted on or about October 1st of each year, have an exercise price equal to the closing price of our common stock on the day prior to the grant date, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date.  The options will have a 5 year term.

Director Option Grants

On October 12, 2009, the Board made the annual grant (referenced above) of options to our directors as reflected in the table below.  The grants were made pursuant to the Plan.  Each option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 50% on October 12, 2010 and 50% on October 12, 2011.  The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors on October 12, 2009:

Name of Director	Shares of Common Stock Underlying Options
Robert A. Solberg	100,000
Roger D. Friedberger	60,000
Charles H. Andrews	50,000
Pasquale V. Scaturro	44,000
Herman Cohen	60,000
Hon. Lord David Owen	50,000

On December 9, 2009, the Board granted Mr. Zeidman fully vested options, pursuant to the Plan, to purchase 50,000 shares of our common stock with an exercise price of $0.88 per share, which was the closing price of our common stock on the day prior to the date of grant, for a term for five years from the date of grant.

Compensation Committee Interlocks and Insider Participation

No executive officer of Hyperdynamics served as a member of the Board of any other public company during the year ended June 30, 2009.  No member of the Compensation Committee serves as an executive officer of any other public company during the year ended June 30, 2009.  No interlocking relationship exists between the members of our Compensation Committee and the Board or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee, consisting of Messrs. Solberg, Friedberger and Andrews, is responsible for establishing and administering the executive compensation programs of Hyperdynamics.  The Compensation Committee of Hyperdynamics has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

/s/ Robert Solberg
/s/ Roger Friedberger
/s/ Charles Andrews

This Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL #2 – APPROVAL AND ADOPTION OF THE 2010 EQUITY INCENTIVE PLAN

We are proposing that our stockholders approve a new 2010 Equity Incentive Plan (the “2010 Plan”) that has been approved by our Board of Directors.  The 2010 Plan is designed to align the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company.  We believe that equity-based compensation assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.

Upon the approval of the 2010 Plan by our stockholders at the Annual Meeting, our Stock and Stock Option Plan and the 2008 Restricted Stock Award Plan will automatically terminate for purposes of future grants under such plans and, as such, we will no longer be able to make future grants under these plans.  The termination of the Stock and Stock Option Plan and the 2008 Restricted Stock Award Plan will not affect grants previously made and currently outstanding under such plans.

Summary of the 2010 Equity Incentive Plan

The 2010 Plan authorizes the Compensation Committee, subject to delegation by the Board of Directors, to grant options, restricted stock, restricted stock units, or any combination thereof.  The Compensation Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.  The following paragraphs provide a summary of the principal features of the 2010 Plan and its operation.  This summary is qualified in its entirety by reference to the applicable provisions of the 2010 Plan, a copy of which is included herein as Appendix A.

Shares Available for Issuance

The 2010 Plan provides that no more than 5,000,000 shares of our common stock may be issued for awards.  If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Compensation Committee will make adjustments to the aggregate number and kind of shares subject to the 2010 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants.  If an award granted under the 2010 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2010 Plan.  To date, no shares have been issued under the 2010 Plan.

Eligibility

Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

Administration

The 2010 Plan will be administered by the Compensation Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate.

Types of Awards

Under the terms of the proposed 2010 Plan, the Compensation Committee can grant any of the following instruments, or a combination thereof.

Stock Options.  The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options.  The Compensation Committee will set option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the shares on the date of grant).  At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Restricted Stock Awards.  The Compensation Committee may grant awards of restricted stock under the 2010 Plan.  A restricted stock award is an award pursuant to which the Company may, grant or sell, at par value or such other higher purchase price determined by the Compensation Committee, in its sole discretion, shares of stock subject to restrictions and conditions as the Compensation Committee determines at the time of grant, which purchase price is payable in cash or by promissory note as determined by the Compensation Committee.  Vesting restrictions shall be based on continuing employment and/or achievement of pre-established performance goals and objectives.  The terms and conditions of the agreement shall be determined by the Compensation Committee, and the terms and conditions may differ among individual awards and participants.

Restricted Stock Units.  The Compensation Committee may grant awards of restricted stock units under the 2010 Plan.  A restricted stock unit award is an award determined by reference to a number of shares of the Company’s common stock subject to such restrictions and conditions as the Compensation Committee shall determine at the time of grant.  Settlement of an award of restricted stock units will occur upon expiration of the vesting period specified for the restricted stock unit by the Compensation Committee.  Restricted stock units will be satisfied at settlement by the delivery of cash and/or common stock in the amount equal to the fair market value for the specified number of shares of common stock covered by the restricted stock units, as set forth in the award agreement.  Vesting restrictions will be based on continuing employment and/or achievement of pre-established performance goals and objectives as the Compensation Committee sets forth in the award agreement.

Amendment and Termination of the 2010 Equity Incentive Plan

The Board of Directors may amend, alter or discontinue the 2010 Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2010 Plan, then to the extent so required, stockholder approval will be obtained.  As proposed, the 2010 Plan would terminate on February 18, 2020.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to the Company and to recipients of certain awards under the 2010 Plan.  The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect.  The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2010 Plan.

Nonqualified Stock Options.  A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time.  When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.

Incentive Stock Options.  A recipient will not have any income at the time an incentive stock option (“ISO”) is granted.  Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised.  However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient.  If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code.  Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price.  The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock or Restricted Stock Units.  A participant generally will not have taxable income upon grant of restricted stock or restricted stock units.  Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid.  For restricted stock that does not vest at the time of grant, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

Vote Required; Recommendation of the Board of Directors

Approval of the 2010 Plan will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the approval of the 2010 Equity Incentive Plan.

PROPOSAL 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed GBH CPAs as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2010.  The Board will reconsider the appointment if it is not ratified.  The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

A representative of GBH CPAs PC is expected to be present at the Annual Meeting.

Audit Fees

Current Certifying Accountant: GBH CPAs, PC billed us in the aggregate amount of $97,650 for the fiscal year ended June 30, 2009, for professional services related to: their audit of our annual financial statements included in our Form 10-K, as amended; their reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements (there were no Sarbanes-Oxley 404 attest services for the fiscal year ended June 30, 2009).

Former Certifying Accountant: Malone & Bailey, PC billed us in the aggregate amount of $154,000 and $119,000 respectively for the fiscal years ended June 30, 2008 and 2007, for professional services related to: their audit of our annual financial statements included in our Form 10-Ks; their reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements; and their Sarbanes-Oxley 404 attest services for the fiscal years ended June 30, 2008 and 2007.

Audit-Related Fees

Current Certifying Accountant: GBH CPAs, PC billed us $-0- for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal year ended June 30, 2009.

Former Certifying Accountant: Malone & Bailey, PC billed us $29,000 and $0, respectively, for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended June 30, 2008 and 2007.

Tax Fees

GBH CPAs, PC billed us in the aggregate amount of $6,800 professional services rendered for tax related services for the fiscal year ended June 30, 2009.

Former Certifying Accountant: Malone & Bailey, PC billed us in the aggregate amount of $20,000 and $0 for professional services rendered for tax related services for the fiscal years ended June 30, 2008 and 2007.

All Other Fees

Current Certifying Accountant: GBH CPAs, PC did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal year ended June 30, 2009.

Former Certifying Accountant: Malone & Bailey, PC did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal years ended June 30, 2008 and 2007.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.  The Audit Committee pre-approved 100% of GBH CPAs PC and Malone & Bailey, PC fees, respectively, for audit services in year 2009, 2008 and 2007.  Fees for audit-related services performed by GBH CPAs PC and Malone & Bailey, PC fees, respectively, in fiscal years 2009, 2008 and 2007 were not recognized by us at the time of the engagement to be non-audit services.  Except as indicated above, there were no fees other than audit fees for years 2009, 2008 and 2007, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

The ratification of the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2010 will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the ratification

of the appointment of the independent registered public accounting firm.

Other Matters

The Company does not currently know of any other matters that may come before the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2010 fiscal year, proposals by individual stockholders must be received by us no later than September 17, 2010.

In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2010 fiscal year to be properly brought before such meeting, notice of such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices not less than 60 days nore more than than 90 days prior to the meeting.  In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of such proposal to be timely must be received by the Company no later than close of business on the fifth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  Additionally, such proposal must comply with the requirements of the Company’s Bylaws and Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

Dated:  January 15, 2010

                                                                                                    /s/ Robert A. Solberg
                             Robert A. Solberg
                                     Chairman of the Board

* * * * *

APPENDIX A

HYPERDYMANICS CORPORATION

2010 EQUITY INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

Hyperdynamics Corporation (the “Company”) hereby establishes the Hyperdynamics Corporation 2010 Equity Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.

ARTICLE II
DEFINITIONS

2.01           “Award” means any stock option, restricted stock or restricted stock unit award granted to a Participant under the Plan.

2.02           “Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.03           “Board” means the Board of Directors of the Company.

2.04           “Code” means the Internal Revenue Code of 1986, as amended.

2.05           “Committee” means the Compensation Committee consisting of three or more persons appointed by the Board pursuant to Section 3.01 hereof. If no Committee is appointed, the term "Committee" means the Board, except in those instances where the text clearly indicated otherwise.

2.06           “Common Stock” means shares of the Common Stock, $.001 par value per share, of the Company.

2.07           “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.08           “Effective Date” means the date on which the Company’s stockholders vote to approve the Plan on the Board’s approval and recommendation of the Plan.

2.09           “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company and whose wages are reported on a Form W-2.  The Company classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.10           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11           “Fair Market Value” means the closing price of a share of Common Stock on the national securities exchange that is the principal market for the Common Stock of the date of grant (or on the last preceding trading date if shares were not traded on such date).  If the Common Stock is not listed on a securities exchange, Fair Market Value shall be the amount determined in good faith by the Committee.

2.12           “Incentive Stock Option” means any Award granted under this Plan which the Committee intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code.  All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.13           “Non-Qualified Stock Option” means any Option Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.14           “Officer” means any Employee of the Company or any of its subsidiaries who is designated by the Board as a corporate officer.

2.15           “Participant” means any Employee, Officer, director, consultant, independent contractor or other individual who is designated by the Committee or the Board pursuant to Article VI to participate in the Plan.

2.16           “Retirement” means a separation from service which constitutes a normal “retirement” under any applicable qualified retirement plan maintained by the Company or in the absence of a qualified retirement plan, a separation from service which is determined by the Board to constitute a “retirement.”

2.17           “Restricted Stock” means any Award granted under this Plan which the Committee intends (at the time it is granted) to be a restricted stock award within the meaning of Section 83 of the Code.

2.18           “Restricted Stock Unit” means any Award granted under this Plan which the Committee intends (at the time it is granted) to be a restricted stock unit settled in Common Stock, cash or a combination thereof at the end of a specified vesting period.

2.19           “Settlement” means the date on which the vesting requirements applicable to a Restricted Stock Unit are satisfied and the Company delivers to the Participant shares of Common Stock, cash or a combination of Common Stock and cash in satisfaction of such Restricted Stock Unit.

ARTICLE III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01           Plan Administration.  The Plan shall be administered by the Board unless the Board, in its discretion, appoints a Committee comprised of not fewer than three board members. If a Committee is not established, all references to “Committee” under the Plan shall be deemed to refer to “Board” until such time as a Committee may be established.  A simple majority of the members of the Committee shall constitute a quorum for the transaction of business.  The Committee shall be responsible to the Board for the day-to-day operation of the Plan, although the Committee may, in its discretion, delegate to one or more Officers of the Company responsibility for certain ministerial actions associated with Plan administration.  The Committee may make recommendations to the Board with respect to participation in the Plan by Employees, Officers, directors, consultants, independent contractors or other individuals of the Company or any of its subsidiaries.  The Committee may consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of Awards, if any, to be given including, without limitation; (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Participants to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Participant's other compensation.

3.02           Limitation on Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent allowed by law and the Company’s bylaws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board.

3.03           Compliance with Law and Regulations.  All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.04           Restrictions on Transfer.  The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

ARTICLE IV
ELIGIBILITY

Awards may be granted to such Employees, Officers, directors, consultants, independent contractors and other individuals as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted by the Committee from time to time.

ARTICLE V
COMMON STOCK AVAILABLE FOR THE PLAN

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be 5,000,000.  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of shares underlying shares authorized to be granted or granted under this Plan, and the price per share payable upon exercise of an Award as applicable shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of stock covered by the Award would have been entitled to receive in connection with such event.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

ARTICLE VI
PARTICIPATION; AWARD AGREEMENT

The Committee shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants, independent contractors and other individuals will participate in the Plan and receive Awards under the Plan.  In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant, independent contractor, or other individual, his present and potential contributions to the growth and success of the Company, his cash compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

Awards may be granted individually or in tandem with other Awards.  All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement.  No Award under this Plan shall be effective unless memorialized in writing by the Committee in an Award Agreement delivered to and signed by the Participant.

ARTICLE VII
AWARDS

7.01           Stock Options.  The Committee may from time to time grant to eligible participants Awards of Incentive Stock Options or Non-Qualified Stock Options, provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company or any of its subsidiaries.  All Incentive Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.06.

7.02           Restricted Stock.  The Committee may from time to time grant restricted Stock Awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

7.03           Restricted Stock Units.  The Committee may from time to time grant restricted Stock Unit Awards to eligible Participants in such amounts, on such terms and conditions, as it shall determine.

ARTICLE VIII
OPTION AWARDS

8.01           Vesting of Options

(a)           General Rules.  Incentive Stock Options and Non-Qualified Stock Options shall become vested and exercisable as determined in the sole discretion of the Committee as set forth in the applicable Award Agreement.  Notwithstanding the foregoing, no vesting shall occur on or after the date that a Participant’s employment with Company terminates for any reason.

(b)           Accelerated Vesting Upon Death, Disability or Retirement. Notwithstanding the general rule described in subsection (a), only those Stock Options granted to a Participant under this Plan that are vested on the date of a Participant’s death, Disability or Retirement shall be exercisable by the Participant or the Participant’s representative. Upon a Participant’s death, Disability or Retirement, the Committee may elect to accelerate vesting with respect to all or a portion of an unvested Stock Option.

8.02           Duration of Options. Each Stock Option granted to a Participant shall be exercisable at any time on or after it vests until the earlier of (i) a date specified in the Award Agreement that shall be no later than ten (10) years after its date of grant or (ii) 90 days from the date that the Participant ceases to be employed by (or act as a consultant to) the Company or any of its subsidiaries.

8.03           Notice of Disposition; Withholding; Escrow.  A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose.  The Committee may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.03.

8.04             Manner of Exercise.  To the extent vested and exercisable, Awards may be exercised in part or in whole from time to time by execution of a written notice directed to the Committee, at the Company’ principal place of business, accompanied by a check in payment of the exercise price for the number of shares specified and paid for.

8.05             $100,000 Limitation.  Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000.

8.06             Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

ARTICLE IX
RESTRICTED STOCK UNITS

Section 9.01                      Award and Restrictions.  A Restricted Stock Unit Award is an Award determined by reference to a number of shares of the Company’s Common Stock subject to such restrictions and conditions as the Committee shall determine at the time of grant.  Restricted Stock Units shall be satisfied at Settlement by the delivery of cash and/or Common Stock in the amount equal to the Fair Market Value for the specified number of shares of Common Stock covered by the Restricted Stock Units, as set forth in the Award Agreement.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the vesting period specified for such Restricted Stock Unit by the Committee.  Vesting restrictions shall be based on continuing employment and/or achievement of pre-established performance goals and objectives as the Committee shall set forth in the Award Agreement.

Section 9.02                      Dividend Equivalents.  Unless otherwise determined by the Committee at grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (a) paid with respect to such unvested Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such unvested Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional unvested Restricted Stock Units, respectively, as the Committee shall determine.

ARTICLE X
RESTRICTED STOCK

Section 10.01                                Award and Restrictions.  A Restricted Stock Award is an Award pursuant to which the Company may, grant or sell, at par value or such other higher purchase price determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee shall determine at the time of grant, which purchase price shall be payable in cash or by promissory note as determined by the Committee in its sole discretion.  Vesting restrictions shall be based on continuing employment and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.

Section 10.02                                Rights as a Stockholder.  Unless otherwise determined by the Committee at grant, a Participant shall have the rights of a stockholder of the Company holding Common Stock, including the right to vote the shares of Common stock covered by the Award of Restricted Stock.  Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested.

Section 10.03                                Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions under which Restricted Stock shall become vested, subject to such further rights of the Company as may be specified in Award Agreement evidencing the Restricted Stock Award.

Section 10.04                                Dividends.  Unless otherwise determined by the Committee at grant, Dividends on the specified number of shares of Common Stock covered by an Award of Restricted Stock shall be either (a) paid with respect to such unvested Restricted Stock on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such unvested Restricted Stock and the amount or value thereof automatically deemed reinvested in additional unvested Restricted Stock, respectively, as the Committee shall determine.

ARTICLE XI
NONASSIGNABILITY

Awards shall not be transferable by a Participant except by will or the laws of descent or distribution, and during a Participant's lifetime shall be exercisable only by such Participant or the Participant's guardian or legal representative.  Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.  Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant would have initially transferred the Award pursuant to this Article XI.  Awards which are transferred pursuant to this Article XI shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

ARTICLE XII
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted.

ARTICLE XIII
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company or any of its subsidiaries to continue in such capacity, or shall make anyone an employee.

ARTICLE XIV
WITHHOLDING

The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Participant to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award.  The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option.

The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant's delivery of previously-owned shares of Common Stock or other property.  However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Participant otherwise would be entitled pursuant to an Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise of the Award.

ARTICLE XV
EFFECTIVE DATE OF THE PLAN; TERM

15.01           Effective Date of the Plan.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan.

15.02           Term of Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date.  Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XVI
GOVERNING LAW

To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Plan, and to apply the Corporate seal hereto as of the ____ day of _____________, 2010.

______________________

By:           _____________________

Name:           _____________________

Title:           _____________________

ONE SUGAR CREEK CNTR BLVD SUITE #125 SUGAR LAND, TX 77478-3560
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M19037-P88497                                                      KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERDYNAMICS CORPORATION

The Board of Directors recommends you vote
FOR the below nominees and proposals:

1.	Election of the below nominees to the board of

directors until the next Annual Meeting

Nominees:	For	Against	Abstain
1a. Ray Leonard	o	o	o		For	Against	Abstain
1b. Robert A. Solberg	o	o	o	2. approve the Company's 2010 Equity Incentive Plan.	o	o	o
1c. Herman Cohen	o	o	o
1d. Roger D. Friedberger	o	o	o	3. Ratify the appointment of GBH CPAs, PC as the Company's independent auditor for the fiscal year ending June 30, 2010.	o	o	o
1e. Lord David Owen	o	o	o
1f. Fred Zeidman	o	o	o

The  shares  represented  by  this  proxy  when  properly  executed  will  be  voted  in  the  manner  directed  herein  by  the  undersigned.  If no direction is made, this proxy will be voted FOR items 1, 2, and 3.  If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.  Please sign your name exactly as it appears hereon.  When  signing  as  attorney,  executor,  administrator, trustee  or  guardian,  please  add  your  title  as  such.  When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HYPERDYNAMICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 18, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K, as amended, are available at www.proxyvote.com.

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M19038-P88497

HYPERDYNAMICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 18, 2010

The undersigned hereby appoints Ray Leonard and Robert A. Solberg, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of Common Stock of Hyperdynamics Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Westin Galleria Houston, 5060 West Alabama, Houston, Texas 77056 on Thursday, February 18, 2010 at 9:00 AM CST, in the Plaza Room, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given by the person(s) executing this proxy, the shares will be voted "FOR" the election of the directors named on the reverse side, "FOR" the approval of the Company's 2010 Equity Incentive Plan and "FOR" the ratification of the appointment of GBH CPAS, PC as the Company's independent auditor for the fiscal year ending June 30, 2010.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE